UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2010

Applied Micro Circuits Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-23193	94-2586591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale,

California 94089

(408) 542-8600

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.        Costs Associated with Exit or Disposal Activities.

On January 10, 2010, the board of directors of Applied Micro Circuits Corporation (the “Company”) approved a restructuring plan to reorganize the Company’s operations and reduce its workforce. The Company implemented this restructuring plan to become a more cost competitive company and improve efficiencies by integrating its global operations. This operations integration will reduce operating expenses by taking advantage of a global cost structure.

The plan includes reducing the Company’s current workforce by approximately 11%. The employees affected by the plan were informed on January 12, 2010. The Company expects to incur cash expenditures of approximately $1.3 million to $1.7 million during this calendar year for employee severances. The Company anticipates that the restructuring plan will reduce its ongoing net operating expenses by approximately $1.5 million annually.

This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the expected costs of the Company’s restructuring plan and the anticipated reduction of ongoing operating expenses to the Company as a result of the plan. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the Company’s ability to implement the restructuring plan to the extent currently anticipated, possible changes in the size and components of the operating expense reductions, the impact of personnel reductions on product development efforts, the Company’s ability to project accurately cost savings and changes from the plan and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: January 13, 2010	By:	/S/ ROBERT G. GARGUS
Robert G. Gargus Senior Vice President and Chief Financial Officer